Terra Industries Board of Directors Rejects
CF Industries’ Latest Proposal
SIOUX CITY, IOWA (November 4, 2009)— Terra Industries Inc. (NYSE: TRA) (“Terra”) today announced that its Board of Directors, with the advice of its financial and legal advisors, has carefully reviewed CF Industries Holdings, Inc.’s (NYSE: CF) latest proposal to acquire Terra for the equivalent of $24.50 in cash (which equals the net value of CF’s announced offer of $32.00 that will be reduced by Terra’s previously declared $7.50 per share special cash dividend) and 0.1034 of a share of CF common stock, and unanimously rejected it as inadequate, opportunistic and not in the best interests of Terra and its shareholders.
In rejecting CF’s latest proposal, the Board considered a number of factors, including the following:
•	CF’s proposal significantly undervalues Terra’s near term and long term prospects, as illustrated by the following:
•	CF’s November 2, 2009 presentation justifies its inadequate proposal using a 2010 EBITDA estimate for Terra of $525 million, which is in fact significantly less than Terra’s projection of approximately $694 million.

•	Using CF’s own proposed multiple of 6.7x1 Terra’s projected 2010 EBITDA would indicate an enterprise value of $4.65 billion. Applying CF’s own adjustments, this would imply an equity value of $51.55 per share for Terra.

•	Alternatively, using CF’s mean NTM EBITDA industry acquisition multiple of 7.6x2 would imply an enterprise value of approximately $5.27 billion for Terra, which equates to $57.74 per share, a price which would still be substantially accretive to CF.
•	Terra’s excellent near term outlook, particularly the strong fundamentals for nitrogen demand in the U.S. agricultural business in the coming growing season and moderate natural gas costs.

•	Terra’s projected operating improvements in 2010, specifically revenue growth of more than 25% over 2009 and robust operating margins, which would result in EBITDA of $694 million for the year.

[1]	See CF Form 425 filed November 2, 2009 (page 5).

[2]	CF has noted appropriate precedent transaction multiples for completed transactions of 8.2x (median) and 7.6x (mean). See CF Form 425 filed November 2, 2009 (page 6).

Terra Industries Inc. ♦ 600 Fourth Street ♦ P.O. Box 6000 ♦ Sioux City, Iowa 51102-6000
www.terraindustries.com ♦ 712/277-1340 ♦ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	November 4, 2009
•	Terra’s expansion of the UAN capacity at its Woodward facility, recognizing that UAN has been among the fastest growing nitrogen products in the United States.

•	Significant upside in Terra’s Environmental Technologies business, which Terra expects to generate $400-500 million in DEF revenues by 2015.

•	Terra’s ability to continue to make strategic and opportunistic acquisitions that build shareholder value, such as Terra’s pending acquisition of a 50% interest in Agrium Inc.’s (NYSE: AGU) Carseland nitrogen manufacturing facility and its acquisition of Mississippi Chemical Corporation.

•	Terra’s track record of delivering value to its shareholders in the form of stock buybacks and dividends, which have amounted to over $1.0 billion over the last four years, including the $750 million to be paid to all Terra shareholders in December as a $7.50 per share special dividend ($1.00-$1.50 of which is estimated as a tax-free return of capital).
“CF’s latest proposal fails to appropriately value Terra’s world class assets, strategic advantages and prospects,” said Terra President and CEO Michael Bennett. “Terra is a preeminent pure play nitrogen company, and through the continued execution of our strategy is well positioned to take advantage of an upsurge in demand from our agricultural and industrial customer base as the economic recovery continues.”
“Terra’s Board has a proven record of building Terra’s market position and delivering shareholder value,” said Henry R. Slack, Chairman of the Board of Terra. “Terra’s Board and management team always have and will continue to remain open to considering any bona fide opportunity to create meaningful value for Terra shareholders.”
Credit Suisse Securities (USA) LLC is serving as Terra’s financial advisor, and Cravath, Swaine & Moore LLP and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to Terra. MacKenzie Partners, Inc. is serving as proxy solicitor for Terra.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On October 13, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2009 Annual Meeting, and is mailing the definitive proxy statement to its shareholders. Investors and security holders are urged to read the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC (when available), because they contain important information.

Terra Industries Inc. ♦ 600 Fourth Street ♦ P.O. Box 6000 ♦ Sioux City, Iowa 51102-6000
www.terraindustries.com ♦ 712/277-1340 ♦ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	November 4, 2009
Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its definitive proxy statement for the 2009 Annual Meeting. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. In particular, statements about Terra’s projected financial performance and Terra’s plans or intentions regarding the completion of the Carseland acquisition and the benefits to Terra from such acquisition are forward-looking statements and may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	the risk that the closing of the Carseland acquisition, which is conditioned on the completion of Agrium’s unsolicited bid for CF, may not occur,

•	risks related to potential acquisition transactions,

•	changes in financial and capital markets,

Terra Industries Inc. ♦ 600 Fourth Street ♦ P.O. Box 6000 ♦ Sioux City, Iowa 51102-6000
www.terraindustries.com ♦ 712/277-1340 ♦ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	November 4, 2009
•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K and in Terra’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Notes to the consolidated financial statements.
This communication includes projected financial performance information from Terra’s 2010 financial plan. These projections are necessarily based upon a variety of estimates and assumptions which, through currently considered reasonable by Terra, may not be realized and are inherently subject, in addition to the specific risks identified above, to business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, many of which are beyond Terra’s control. There can be no assurance that the assumptions made in preparing the projected financial performance information will prove accurate. Accordingly, actual results may differ materially from the results projected.

Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com

Terra Industries Inc. ♦ 600 Fourth Street ♦ P.O. Box 6000 ♦ Sioux City, Iowa 51102-6000
www.terraindustries.com ♦ 712/277-1340 ♦ NYSE Ticker: TRA